Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-57859, 33-57861, 333-02899, 333-27755, 333-35879, 333-64074, 333-105129 and 333-126592) and Form S-8 (Nos. 33-52367, 33-57865, 33-57867, 33-57871, 333-03989, 333-50035, 333-69823, 333-81471, 333-36540, 333-36538, 333-52278, 333-104934, 333-116488, 333-116502, 333-118152, 333-118153 and 333-118154) of BB&T Corporation of our report dated March 10, 2006 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

Charlotte, North Carolina

March 10, 2006